UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Avidia Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42775	33-4239888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Main Street
Hudson, Massachusetts		01749
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 5082265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AVBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Avidia Bancorp, Inc. (the “Company”) was held on September 15, 2026. The final vote result on each matter submitted to a vote of stockholders is as follows:

1.
The following nominees were elected to serve as directors of the Company, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Vanessa E. Candela	12,599,353	384,485	4,302,721
Michael R. Girard	11,483,006	1,500,832	4,302,721
Mark R. O’Connell	12,612,970	370,868	4,302,721
Kennedy O. Saul	12,552,142	431,696	4,302,721

2.
The Avidia Bancorp, Inc. 2026 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
12,330,038	404,989	248,811	4,302,721

3.
The appointment of BDMP Assurance, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
17,137,255	97,574	51,730	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDIA BANCORP, INC.

Date:	September 15, 2026	By:	/s/ Robert D. Cozzone
Robert D. Cozzone President and Chief Executive Officer